UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2019

Cannabis Sativa, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53571 (Commission File Number)	20-1898270 (IRS Employer I.D. No.)

1646 W. Pioneer Blvd., Suite 120

Mesquite, Nevada 89027

Phone: (702) 346-3906

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 5.02  Departure of Chief Executive Officer.

The Registrant (“Company”) is announcing today the retirement of its CEO, Mr. Mike Gravel.  Mr. Gravel will continue to serve as a member of the board of directors until the Company’s next annual meeting of shareholders.  The duties of CEO are being assumed by Mr. David Tobias who presently serves as the president and secretary of the Company.  Biographical information for Mr. Tobias can be viewed on page 21 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 4, 2018.  Mr. Gravel has served long and well as the Company’s CEO and will turn 90 years old later this year.  He has decided it is time to step down and pursue other interests.  The Company has great appreciation for the service he has given and wishes him well in his retirement.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannabis Sativa, Inc.

Dated: January 9, 2019	By:	/s/ David Tobias
David Tobias
President